Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Randy Milby and Thomas Hess, the Chief Executive Officer and Chief Financial Officer, respectively, of Hillstream BioPharma, Inc. (the “Company”), hereby certify that based on the undersigned’s knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2022	/s/ Randy Milby
Randy Milby
Chief Executive Officer
(Principal Executive Officer)

Date: April 1, 2022	/s/ Thomas Hess
Thomas Hess
Chief Financial Officer
(Principal Financial and Accounting Officer)